Additional Shareholder Information
(unaudited)


Results of Special Meetings of
Shareholders


On January 29, 2007, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the number of votes cast for, against, or witheld, as well as the number of abstentions as to the following proposals:
(1) Elect Board Members,
(2) Revise Fundamental
Investment Policies.

Proposal 1: Election of Board
Members +
                                                             Broker
   Nominees            Votes For    Authority               Non-Votes
                                   Withheld   Abstentions


   Elliot J. Berv                                302,825.281         0.000
                   12,467,086,22 602,654,007.
                   8.188         857
   A. Benton                                     302,825.281         0.000
  Cocanougher       12,470,732,27 599,007,964.
                   1.337         708
   Jane F. Dasher                                302,825.281         0.000
                   12,462,461,61 607,278,621.
                   4.682         363
   Mark T. Finn                                  302,825.281         0.000
                   12,472,044,85 597,695,376.
                   9.124         921
   Rainer Greeven                                302,825.281         0.000
                   12,464,177,20 605,563,029.
                   6.150         895
   Stephen Randolph                              302,825.281         0.000
  Gross             12,469,705,81 600,064,425.
                   0.509         536
   Richard E.                                    302,825.281         0.000
  Hanson Jr.        12,467,138,72 602,601,508.
                   7.637         408
   Diana R.                                      302,825.281         0.000
  Harrington        12,468,701,68 601,038,548.
                   7.383         662
   Susan M.                                      302,825.281         0.000
  Heilbron          12,472,938,70 596,801,535.
                   0.383         622
   Susan B. Kerley                               302,825.281         0.000
                   12,472,879,60 596,860,627.
                   8.515         530
   Alan G. Merten                                302,825.281         0.000
                   12,468,854,35 600,885,878.
                   7.263         782
   R. Richardson                                 302,825.281         0.000
  Pettit            12,471,312,89 598,427,342.
                   3.357         688
   R. Jay Gerken,                                302,825.281         0.000
  CFA               12,456,114,58 613,625,646.
                   9.907         138

+ Board Members are elected by the shareholders of all of the series of the Company of which the Fund is a series.




Proposal 2: Revise Fundamental Investment
Policies


                                     Votes                   Broker
    Items Voted On    Votes For     Against                Non-Votes
                                              Abstentions
Cash Portfolio
   Borrowing Money   10,975,269,39 346,843,508. 331,728,464 30,795,751.00
                           8.567          558       .921             0
   Underwriting      10,990,156,24 332,152,791. 331,532,337 30,795,751.00
                           3.246          108       .692             0
   Lending           10,972,266,69 346,759,190. 334,815,485 30,795,751.00
                           5.470          767       .809             0
   Issuing Senior    10,998,090,55 335,822,204. 319,928,615 30,795,751.00
  Securities               2.413          263       .370             0
   Real Estate       10,986,467,76 333,612,389. 333,761,213 30,795,751.00
                           8.685          925       .436             0
   Commodities       10,960,846,86 352,213,961. 340,780,547 30,795,751.00
                           3.520          182       .344             0
   Concentration     10,975,782,17 342,058,945. 336,000,247 30,795,751.00
                           9.019          120       .907             0
   Diversification   10,980,261,54 340,693,076. 332,886,749 30,795,751.00
                           5.925          166       .955             0
   Non-Fundamental   10,666,336,52 651,142,341. 336,362,501 30,795,751.00
                           9.120          271       .655             0


                                     Votes                   Broker
    Items Voted On    Votes For     Against                Non-Votes
                                              Abstentions
Government
Portfolio
   Borrowing Money   1,218,091,505 58,933,158.5 36,749,084. 71,632,190.00
                            .670           10        100             0
   Underwriting      1,215,737,341 59,929,747.0 38,106,660. 71,632,190.00
                            .090           90        100             0
   Lending           1,215,367,389 61,113,638.5 37,292,720. 71,632,190.00
                            .200           80        500             0
   Issuing Senior    1,216,838,301 59,078,652.9 37,856,793. 71,632,190.00
  Securities                .980           10        390             0
   Real Estate       1,223,099,887 53,181,987.2 37,491,873. 71,632,190.00
                            .840           30        210             0
   Commodities       1,214,480,185 60,461,658.5 38,831,904. 71,632,190.00
                            .040           60        680             0
   Concentration     1,223,775,589 51,079,466.4 38,918,692. 71,632,190.00
                            .540           60        280             0
   Diversification   1,214,485,300 61,184,377.5 38,104,070. 71,632,190.00
                            .270           20        490             0
   Non-Fundamental   1,182,997,184 72,056,284.6 58,720,278. 71,632,190.00
                            .880           30        770             0